Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2017 OPERATING RESULTS

Uncasville, Connecticut, April 27, 2017 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2017.

“We were pleased with our second quarter results which reflect strong underlying operating fundamentals, particularly in Connecticut,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “Subsequent to the quarter end, our operating performance continues to be strong, and with the successful repricing of our bank credit facility, the commencement of construction of the Mohegan Sun Expo Center, the receipt of our first development fee proceeds from Project Inspire and the opening of ilani Casino Resort this past week, we continue to execute on our core diversification and deleveraging strategies and position the Authority on strong footing moving forward.”

Consolidated operating results for the second quarter ended March 31, 2017 (unaudited):

•	Net revenues of $336.8 million, a 1.5% increase over the second quarter of fiscal 2016

•	Gaming revenues of $293.7 million, relatively flat compared to the second quarter of fiscal 2016

•	Gross slot revenues of $198.6 million, a 2.2% decrease from the second quarter of fiscal 2016

•	Table game revenues of $94.6 million, a 1.3% increase over the second quarter of fiscal 2016

•	Non-gaming revenues of $66.2 million, a 15.0% increase over the second quarter of fiscal 2016

•	Income from operations of $59.4 million, a 1.4% decrease from the second quarter of fiscal 2016

•	Net income attributable to the Authority of $31.5 million, a 3.2% increase over the second quarter of fiscal 2016

•	Adjusted EBITDA, a non-GAAP measure described below, of $85.2 million, a 3.5% decrease from the second quarter of fiscal 2016

Adjusted EBITDA and income from operations declined slightly relative to the second quarter of fiscal 2016 principally due to a strong comparison in the prior year in which we experienced higher than normal table games hold percentage in Connecticut, combined with higher Corporate expenses. These results were largely offset by increases in both gaming and non-gaming revenues at Mohegan Sun driven by strong overall business volumes. The increase in net income attributable to the Authority was primarily attributable to lower interest expense, partially offset by the decrease in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2017	2016	Variance	Variance

Adjusted EBITDA	$81,988	$77,837	$4,151	5.3%
Income from operations	$66,485	$61,677	$4,808	7.8%
Operating costs and expenses	$198,509	$194,509	$4,000	2.1%
Net revenues	$264,994	$256,186	$8,808	3.4%
Gaming revenues	$229,912	$228,119	$1,793	0.8%
Non-gaming revenues	$53,467	$45,047	$8,420	18.7%

The growth in Adjusted EBITDA and income from operations was primarily driven by strong non-gaming results. Mohegan Sun experienced significant year-over-year increases in hotel, entertainment and food and beverage revenues reflecting robust overall business activity. The growth in Adjusted EBITDA and income from operations also reflected higher gaming revenues, combined with lower payroll costs and casino marketing and promotional expenses. Overall results for the quarter benefited from additional hotel room capacity added by our new 400-room Earth Hotel which opened on November 10, 2016. Adjusted EBITDA margin increased to 30.9% for the quarter ended March 31, 2017 from 30.4% in the second quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2017	2016	Variance	Variance

Slots:
Handle	$1,794,537	$1,812,771	$(18,234)	(1.0%)
Gross revenues	$147,464	$147,399	$65	0.0%
Net revenues	$142,213	$141,524	$689	0.5%
Free promotional slot plays (1)	$14,593	$15,288	$(695)	(4.5%)
Weighted average number of machines (in units)	5,009	5,140	(131)	(2.5%)
Hold percentage (gross)	8.2%	8.1%	0.1%	1.2%
Win per unit per day (gross) (in dollars)	$327	$315	$12	3.8%

Table games:
Drop	$468,837	$458,913	$9,924	2.2%
Revenues	$84,516	$83,020	$1,496	1.8%
Weighted average number of games (in units)	274	273	1	0.4%
Hold percentage (2)	18.0%	18.1%	(0.1%)	(0.6%)
Win per unit per day (in dollars)	$3,432	$3,338	$94	2.8%

Poker:
Revenues	$2,363	$2,668	$(305)	(11.4%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$625	$698	$(73)	(10.5%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2017	March 31, 2016	Variance	Percentage Variance

Food and beverage:
Revenues	$15,613	$14,121	$1,492	10.6%
Meals served	721	631	90	14.3%
Average price per meal served (in dollars)	$15.62	$16.31	$(0.69)	(4.2%)

Hotel (1):
Revenues	$13,794	$10,692	$3,102	29.0%
Rooms occupied	135	106	29	27.4%
Occupancy rate	96.5%	98.6%	(2.1%)	(2.1%)
Average daily room rate (in dollars)	$99	$95	$4	4.2%
Revenue per available room (in dollars)	$95	$94	$1	1.1%

Retail, entertainment and other:
Revenues	$24,060	$20,234	$3,826	18.9%
Arena events (in events)	30	24	6	25.0%
Arena tickets	184	136	48	35.3%
Average price per Arena ticket (in dollars)	$38.84	$37.31	$1.53	4.1%

(1)	The new 400-room Earth Hotel opened on November 10, 2016.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2017 (1)	March 31, 2016	Variance	Percentage Variance

Adjusted EBITDA	$12,657	$13,696	$(1,039)	(7.6%)
Income from operations	$9,691	$10,732	$(1,041)	(9.7%)
Operating costs and expenses	$58,612	$62,954	$(4,342)	(6.9%)
Net revenues	$68,303	$73,686	$(5,383)	(7.3%)
Gaming revenues	$63,824	$68,566	$(4,742)	(6.9%)
Non-gaming revenues	$9,133	$10,553	$(1,420)	(13.5%)

(1)	Includes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

The declines in Adjusted EBITDA and income from operations primarily resulted from reductions in slot and non-gaming revenues driven by lower overall business volumes. We believe overall business volumes were negatively impacted primarily by unfavorable weather conditions. Despite the decline in net revenues, Adjusted EBITDA margin decreased only slightly to 18.5% for the quarter ended March 31, 2017 from 18.6% in the second quarter of fiscal 2016, reflecting our efforts to contain operating costs and expenses.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2017	March 31, 2016	Variance	Percentage Variance

Slots:
Handle	$626,828	$686,530	$(59,702)	(8.7%)
Gross revenues	$51,091	$55,560	$(4,469)	(8.0%)
Net revenues	$51,276	$55,472	$(4,196)	(7.6%)
Free promotional slot plays (1)	$10,860	$11,159	$(299)	(2.7%)
Weighted average number of machines (in units)	2,235	2,331	(96)	(4.1%)
Hold percentage (gross)	8.2%	8.1%	0.1%	1.2%
Win per unit per day (gross) (in dollars)	$255	$262	$(7)	(2.7%)

Table games:
Drop	$47,923	$54,137	$(6,214)	(11.5%)
Revenues	$10,129	$10,399	$(270)	(2.6%)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	21.1%	19.2%	1.9%	9.9%
Win per unit per day (in dollars)	$1,542	$1,565	$(23)	(1.5%)

Poker:
Revenues	$655	$846	$(191)	(22.6%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$404	$516	$(112)	(21.7%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2017	2016	Variance	Variance

Food and beverage:
Revenues	$6,118	$7,062	$(944)	(13.4%)
Meals served	121	158	(37)	(23.4%)
Average price per meal served (in dollars)	$21.42	$19.97	$1.45	7.3%

Hotel:
Revenues	$1,125	$1,388	$(263)	(18.9%)
Rooms occupied	19	21	(2)	(9.5%)
Occupancy rate	90.9%	95.7%	(4.8%)	(5.0%)
Average daily room rate (in dollars)	$55	$62	$(7)	(11.3%)
Revenue per available room (in dollars)	$50	$60	$(10)	(16.7%)

Retail, entertainment and other:
Revenues	$1,890	$2,103	$(213)	(10.1%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2017 (1)	2016	Variance	Variance

Adjusted EBITDA	$(9,439)	$(3,274)	$(6,165)	(188.3%)
Loss from operations	$(16,752)	$(12,151)	$(4,601)	(37.9%)
Operating costs and expenses	$20,339	$15,341	$4,998	32.6%
Net revenues	$3,587	$3,190	$397	12.4%

(1)	Excludes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

Adjusted EBITDA and loss from operations for the quarter ended March 31, 2017 reflect certain one-time expenditures and a lower loss attributable to non-controlling interests. The year-over-year increase in operating costs and expenses also reflected the impact of a gain on foreign currency exchange rate that was recorded in the second quarter of fiscal 2016.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Mohegan Sun	$264,994	$256,186	$66,485	$61,677	$81,988	$77,837
Mohegan Sun Pocono	68,303	73,686	9,691	10,732	12,657	13,696
Corporate	3,587	3,190	(16,752)	(12,151)	(9,439)	(3,274)
Inter-segment revenues	(60)	(1,273)	—	—	—	—

Total	$336,824	$331,789	$59,424	$60,258	$85,206	$88,259

	Net Revenues For the Six Months Ended		Income (Loss) from Operations For the Six Months Ended		Adjusted EBITDA For the Six Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Mohegan Sun	$524,197	$511,269	$115,834	$120,731	$147,162	$152,933
Mohegan Sun Pocono	136,721	146,710	17,601	19,738	23,616	25,742
Corporate	7,018	9,542	(24,591)	(10,135)	(16,429)	(6,771)
Inter-segment revenues	(120)	(2,546)	—	—	—	—

Total	$667,816	$664,975	$108,844	$130,334	$154,349	$171,904

Other Information

Liquidity

As of March 31, 2017, the Authority held cash and cash equivalents of $80.8 million compared to $83.7 million as of September 30, 2016. As of March 31, 2017, $17.0 million was drawn on the Authority’s $170.0 million revolving credit facility, while $5.9 million was drawn on the Authority’s $25.0 million line of credit. As of March 31, 2017, letters of credit issued under the revolving credit facility totaled $2.3 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $144.8 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2017.

Interest Expense

Interest expense decreased by $5.6 million, or 16.4%, to $28.6 million for the quarter ended March 31, 2017 compared to $34.2 million in the second quarter of fiscal 2016. The reduction in interest expense was attributable to lower weighted average interest rate driven by the Authority’s October 2016 refinancing transactions. Weighted average interest rate was 6.4% for the quarter ended March 31, 2017 compared to 7.7% in the second quarter of fiscal 2016. Weighted average outstanding debt was $1.77 billion for the quarter ended March 31, 2017 compared to $1.78 billion in the second quarter of fiscal 2016.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Six Months Ended March 31, 2017	Remaining Forecasted Fiscal Year 2017 (1)	Forecasted Fiscal Year 2017

Mohegan Sun:
Maintenance	$16.5	$18.5	$35.0
Development	0.8	0.1	0.9
Expansion - Mohegan Sun Exposition Center	2.5	16.7	19.2

Subtotal	19.8	35.3	55.1
Mohegan Sun Pocono:
Maintenance	3.0	4.3	7.3
Development	(0.1)	0.8	0.7

Subtotal	2.9	5.1	8.0
Corporate:
Maintenance	0.1	0.1	0.2
Development	—	0.7	0.7
Other - Project Inspire	6.8	—	6.8

Subtotal	6.9	0.8	7.7

Total	$29.6	$41.2	$70.8

(1)	Excludes forecasted capital expenditures for Project Inspire.

Distributions to the Tribe

Distributions to the Tribe totaled $12.0 million for the quarter ended March 31, 2017 compared to $10.6 million in the second quarter of fiscal 2016. Distributions to the Tribe are anticipated to total $60.0 million for fiscal 2017.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter of fiscal 2017 operating results on Thursday, April 27, 2017 at 10:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 12227054

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, April 27, 2017. This replay will run through May 11, 2017.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 12227054

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 5 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2016	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2016
Revenues:
Gaming	$293,736	$296,685	$578,811	$589,082
Food and beverage	21,731	21,183	44,787	43,200
Hotel	14,919	12,080	29,622	24,417
Retail, entertainment and other	29,508	24,276	63,973	54,745

Gross revenues	359,894	354,224	717,193	711,444
Less - Promotional allowances	(23,070)	(22,435)	(49,377)	(46,469)

Net revenues	336,824	331,789	667,816	664,975

Operating costs and expenses:
Gaming	160,200	163,765	329,582	330,758
Food and beverage	10,241	9,809	20,570	20,133
Hotel	6,971	3,686	13,174	7,502
Retail, entertainment and other	11,582	8,330	26,969	17,819
Advertising, general and administrative	50,193	51,846	100,589	101,222
Corporate	20,260	15,069	31,448	19,081
Depreciation and amortization	18,090	18,669	36,302	37,797
(Gain) loss on disposition of assets	(111)	357	(91)	329
Pre-opening	(26)	—	429	—

Total operating costs and expenses	277,400	271,531	558,972	534,641

Income from operations	59,424	60,258	108,844	130,334

Other income (expense):
Interest income	2,678	2,055	5,578	4,185
Interest expense	(28,594)	(34,198)	(58,629)	(68,345)
Loss on modification and early extinguishment of debt	—	—	(73,796)	(207)
Loss from unconsolidated affiliates	(2,114)	(451)	(2,845)	(844)
Other income (expense), net	2	(7)	3	(16)

Total other expense	(28,028)	(32,601)	(129,689)	(65,227)

Net income (loss)	31,396	27,657	(20,845)	65,107
(Income) loss attributable to non-controlling interests	74	2,828	693	(2,703)

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$31,470	$30,485	$(20,152)	$62,404

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Operating Results:
Gross revenues	$359,894	$354,224	$717,193	$711,444
Net revenues	$336,824	$331,789	$667,816	$664,975
Income from operations	$59,424	$60,258	$108,844	$130,334

Other Data:
Adjusted EBITDA	$85,206	$88,259	$154,349	$171,904
Capital expenditures	$18,974	$12,592	$29,621	$20,139
Cash interest paid	$17,394	$48,893	$42,220	$70,070
Distributions to the Tribe	$12,000	$10,600	$24,000	$21,200

	March 31, 2017	September 30, 2016
Balance Sheet Data:
Cash and cash equivalents	$80,846	$83,743
Capital leases	$—	$1,521
Long-term debt, including current portion	$1,696,901	$1,685,167

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$283,379	$273,166	$563,643	$546,883
Net revenues (in thousands)	$264,994	$256,186	$524,197	$511,269
Income from operations (in thousands)	$66,485	$61,677	$115,834	$120,731
Operating margin	25.1%	24.1%	22.1%	23.6%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$81,988	$77,837	$147,162	$152,933
Adjusted EBITDA margin	30.9%	30.4%	28.1%	29.9%

Capital expenditures (in thousands)	$12,949	$11,902	$19,843	$17,988

Weighted average number of units:
Slot machines	5,009	5,140	5,053	5,143
Table games	274	273	273	270
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$327	$315	$321	$308
Table games	$3,432	$3,338	$3,250	$3,354
Poker tables	$625	$698	$593	$662

Hold percentage:
Slot machines (gross)	8.2%	8.1%	8.2%	8.1%
Table games	18.0%	18.1%	16.4%	18.0%

Food and beverage statistics:
Meals served (in thousands)	721	631	1,423	1,282
Average price per meal served	$15.62	$16.31	$15.92	$16.43

Hotel statistics:
Rooms occupied (in thousands)	135	106	257	212
Occupancy rate	96.5%	98.6%	96.4%	98.4%
Average daily room rate	$99	$95	$102	$96
Revenue per available room	$95	$94	$98	$94

Entertainment statistics:
Arena events (in events)	30	24	60	50
Arena tickets (in thousands)	184	136	393	286
Average price per Arena ticket	$38.84	$37.31	$49.40	$43.95

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$72,957	$79,119	$146,573	$157,520
Net revenues (in thousands)	$68,303	$73,686	$136,721	$146,710
Income from operations (in thousands)	$9,691	$10,732	$17,601	$19,738
Operating margin	14.2%	14.6%	12.9%	13.5%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,657	$13,696	$23,616	$25,742
Adjusted EBITDA margin	18.5%	18.6%	17.3%	17.5%

Capital expenditures (in thousands)	$1,620	$674	$2,875	$2,048

Weighted average number of units:
Slot machines	2,235	2,331	2,240	2,330
Table games	73	73	73	73
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$255	$262	$248	$258
Table games	$1,542	$1,565	$1,558	$1,566
Poker tables	$404	$516	$407	$477

Hold percentage:
Slot machines (gross)	8.2%	8.1%	8.1%	8.1%
Table games	21.1%	19.2%	20.9%	19.0%

Food and beverage statistics:
Meals served (in thousands)	121	158	265	316
Average price per meal served	$21.42	$19.97	$22.00	$19.87

Hotel statistics:
Rooms occupied (in thousands)	19	21	39	42
Occupancy rate	90.9%	95.7%	91.7%	95.9%
Average daily room rate	$55	$62	$60	$61
Revenue per available room	$50	$60	$55	$59

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$3,618	$3,212	$7,097	$9,587
Net revenues (in thousands)	$3,587	$3,190	$7,018	$9,542
Income (loss) from operations (in thousands)	$(16,752)	$(12,151)	$(24,591)	$(10,135)

Adjusted EBITDA (in thousands)	$(9,439)	$(3,274)	$(16,429)	$(6,771)

Capital expenditures (in thousands)	$4,405	$16	$6,903	$103

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016

Net income (loss)	$31,396	$27,657	$(20,845)	$65,107
Other (income) expense, net	(2)	7	(3)	16
Loss from unconsolidated affiliates	2,114	451	2,845	844
Loss on modification and early extinguishment of debt	—	—	73,796	207
Interest expense	28,594	34,198	58,629	68,345
Interest income	(2,678)	(2,055)	(5,578)	(4,185)

Income from operations	59,424	60,258	108,844	130,334

Adjusted EBITDA attributable to non-controlling interests	260	2,828	1,296	(2,703)
Pre-opening	(26)	—	429	—
(Gain) loss on disposition of assets	(111)	357	(91)	329
Share-based compensation	7,569	6,147	7,569	6,147
Depreciation and amortization	18,090	18,669	36,302	37,797

Adjusted EBITDA	$85,206	$88,259	$154,349	$171,904

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$66,485	$15,105	$—	$(111)	$(26)	$535	$81,988
Mohegan Sun Pocono	9,691	2,966	—	—	—	—	12,657
Corporate	(16,752)	19	7,569	—	—	(275)	(9,439)

Total	$59,424	$18,090	$7,569	$(111)	$(26)	$260	$85,206

	For the Three Months Ended March 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$61,677	$15,436	$—	$357	$—	$367	$77,837
Mohegan Sun Pocono	10,732	2,964	—	—	—	—	13,696
Corporate	(12,151)	269	6,147	—	—	2,461	(3,274)

Total	$60,258	$18,669	$6,147	$357	$—	$2,828	$88,259

	For the Six Months Ended March 31, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$115,834	$30,246	$—	$(91)	$429	$744	$147,162
Mohegan Sun Pocono	17,601	6,015	—	—	—	—	23,616
Corporate	(24,591)	41	7,569	—	—	552	(16,429)

Total	$108,844	$36,302	$7,569	$(91)	$429	$1,296	$154,349

	For the Six Months Ended March 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$120,731	$31,271	$—	$318	$—	$613	$152,933
Mohegan Sun Pocono	19,738	5,993	—	11	—	—	25,742
Corporate	(10,135)	533	6,147	—	—	(3,316)	(6,771)

Total	$130,334	$37,797	$6,147	$329	$—	$(2,703)	$171,904

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income (loss) before interest, depreciation and amortization, share-based compensation expense, gain or loss on disposition of assets, pre-opening costs and expenses, loss on modification and early extinguishment of debt, loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000